UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2013

U.S. Global Investors, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	0-13928	74-1598370
(State of Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Callaghan Road, San Antonio, Texas		78229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 210-308-1234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2013, U.S. Global Investors, Inc. (the “Company” or “U.S. Global”) received the resignation of Catherine Rademacher as Chief Financial Officer, effective July 12, 2013. Ms. Rademacher will continue to fulfill her position with the Company through the effective date of her resignation. Ms. Rademacher will be leaving the Company in order to take a position with a local credit union and her departure is not due to any disagreements with the Company.

Effective July 12, 2013, the Company’s Board of Directors appoints Lisa Callicotte, the Company’s Controller, as Chief Financial Officer. Ms. Callicotte joined U.S. Global as Controller in 2009 after working at Ernst & Young LLP for twelve years, leaving as a senior manager. Lisa graduated from Texas A&M with a Bachelor of Business Administration and a Master of Science in Accounting. She has been a Certified Public Accountant since 1999.

The Company’s press release related to Ms. Callicotte’s promotion to Chief Financial Officer and Ms. Rademacher’s resignation from U.S. Global is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Company news release dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.GLOBAL INVESTORS, INC.

Dated: July 2, 2013	By:	/s/ Susan B. McGee
	Name:	Susan B. McGee
	Title:	President